Exhibit No. 10/ AFGL International, Inc./ Form S-3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                                                     WARRANT   TO
PURCHASE
                                                           52,356
SHARES

                    AFGL INTERNATIONAL, INC.
                     (a Nevada corporation)

                   WARRANT FOR THE PURCHASE OF
             Common Stock, $0.01 Par Value per Share

                THIS WARRANT MAY NOT BE EXERCISED
             UNTIL AUGUST 23, 1994, AND WILL BE VOID
             AFTER 12:00 MIDNIGHT ON AUGUST 23, 1998


      This warrant (The "Warrant") certifies that, for value received, Ehud D. Laska ("Laska"), or registered assigns, is entitled, at any time on or after August 23, 1994, and at any time prior to 12:00 Midnight Eastern time on August 23, 1998 (the "Expiration Date"), to purchase from AFGL International, Inc., a Nevada corporation (the "Company"), up to the number of shares shown above (together with any other warrants originally issued to Tallwood, as set forth below, the "Warrant Shares") of common stock, par value $0.01, of the Company (the "Common Stock") by surrendering this Warrant with the purchase form attached hereto, duly executed, at the principal office of the Company in New York, New York, and by paying in full and in lawful money of the United States of America, by cash or cashiers' check, the purchase price of the Warrant Shares as to which this Warrant is exercised, on all the terms and conditions Hereinafter set forth. This Warrant was originally issued to Tallwood Associates, Inc. ("Tallwood") pursuant to an agreement dated July 28, 1992, as amended on February 16, 1993 (the "Agreement"), pertaining to the Company's efforts to obtain financing.

      1. The purchase price at which the Warrant Shares are purchasable (the "Warrant Price") is $1.25 per share; provided that the holder may elect to receive, without the payment by the holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with a net issue election notice duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

Y (A-B)
________

    A

where Y equals the number of shares covered by this Warrant in respect of which the net issue election is made pursuant hereto; A equals the fair market value of one share of Common Stock at the time the net issue election is made pursuant hereto; and B equals the Warrant Price.

      2.   The  holder  of this Warrant is entitled  to  purchase
52,356 Warrant Shares for the $2,765,000.00 in equity funding obtained from 21st Century Holdings, Inc. through the efforts of Tallwood.

     3. On the exercise of all or any portion of this Warrant in the manner provided above, the person exercising the same shall be deemed to have become a holder of record of Common Stock (or of the other securities or properties to which he or it is entitled on such exercise) for all purposes, and certificates for the securities so purchased shall be delivered to the purchaser within a reasonable time after the Warrant shall have been exercised as set forth above. If this Warrant shall be exercised with respect to only a portion of the Warrant Shares covered hereby, the holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised.

     4. This Warrant is exchangeable, on the surrender hereof by the holder at the office of the Company, for new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder.

     5. The Company covenants and agrees that the Warrant Shares which may be issued on the exercise of the rights represented by this Warrant will, on issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

       6. The Warrant Price and number of Warrant Shares purchasable pursuant to this Warrant may be subject to adjustment from time to time as follows:

      (a) If the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend in shares, the Warrant Price in effect immediately prior to such record date shall be proportionately decreased, such adjustment to become effective immediately after the opening of business on the day following such record date.

      (b) If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares, combine the outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification any of its shares, the Warrant Price and the number of Warrant Shares in effect immediately prior thereto shall be adjusted so that the holder of this Warrant thereafter surrendered for exercise shall be entitled to receive, after the occurrence of any of the events described, the number of Warrant Shares to which the holder would have been entitled had this Warrant been exercised immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the opening of business on the day following the date on which such subdivision, combination, or reclassification, as the case may be, becomes effective.

      (c) If any capital reorganization or reclassification of Common Stock, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to acquire and receive on exercise hereof such shares of stock, securities, or assets as would have been issuable or payable (as part of such reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received on exercise of this Warrant immediately before such reorganization, reclassification, consolidation, merger or sale. In any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise of this Warrant. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of its assets as a result of which a number of shares of common stock of the surviving or purchasing corporation greater or less than the number of shares of Common Stock outstanding immediately prior to such merger, consolidation, or purchase are issuable to holders of Common Stock, then the Warrant Price in effect immediately prior to such merger, consolidation, or purchase shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company will not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument mailed or delivered to the holder hereof at its last address appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire on exercise of this Warrant.

      (d) No fraction of a share shall be issued on exercise hereof, but, in lieu thereof, the Company, notwithstanding any other provision hereof, may pay therefor in cash at the fair value of any such fractional share at the time of exercise.

     (e) Neither purchase or other acquisition by the Company of any shares of Common Stock nor the sale or other disposition by the Company of any shares of Common Stock shall effect any adjustment of the Warrant Price or be taken into account in computing any subsequent adjustment of the Warrant Price.

      7. This Warrant shall not be transferable or assignable except by will, trust, or the laws of descent. Subject to the foregoing restrictions and the restrictions set forth in paragraph 8 hereof, this Warrant is transferable at the offices of the Company. Upon such transfer, each holder hereof agrees that the Company may deem and treat the registered holder of this Warrant as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

     8. The shares issuable on exercise of this Warrant shall be restricted securities within the meaning of Rule 144 promulgated under the Securities Act, and all certificates for such shares shall contain a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT."

      9.   The  Company agrees to register or qualify the Warrant
Shares (but not this Warrant) for sale as follows:

      (a) If, at any time during the period in which the rights represented by this Warrant are exerciseable, the Company shall receive a written request from the holders of this Warrant and the Warrant Shares that the Company file a registration statement, post-effective amendment, or other appropriate form under the Securities Act covering the sale of Warrant Shares, then the Company shall, within ten days after the receipt thereof, give written notice of such request (a "Registration Notice") to all holders of this Warrant and the Warrant Shares and shall use its best efforts, subject to the limitations of this paragraph, to effect, within a reasonable time, the required filing under the Securities Act to permit sale of all Warrant Shares within 120 days following the mailing of the Registration Notice. If the holders this Warrant and the Warrant Shares intend to distribute the Warrant Shares by means of an underwriting, they shall so advise the Company as part of their request, and the Company shall include such information in the
Registration Note. The underwriter shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the holders of at least 50% of this Warrant and the Warrant Shares (the "Majority Holders"). In such event, the right of the holders of this Warrant and the Warrant Shares to include the Warrant Shares in such registration shall be conditioned upon all holders' participation in such underwriting and the inclusion of all such holders' Warrant Shares in the underwriting (unless otherwise mutually agreed by a majority in interest of the Majority Holders and such holder), to the extent provided herein. All holders of this Warrant and the Warrant Shares shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this paragraph, if the underwriter advises the Majority
Holders in writing that market factors reasonably require a limitation of the number of shares to be underwritten, then the Majority Holders shall so advise all holders of Warrant Shares which would otherwise be underwritten pursuant hereto, and the number of Warrant Shares that may be included in the underwriting shall be prorated among all holders thereof, including the Majority Holders. The Company is obligated to effect only one such registration pursuant to this paragraph.

      (b) If, at any time during the period in which the rights represented by this Warrant are exerciseable, the Company proposes to file a registration statement or notification under the Securities Act for the primary or secondary sale of any debt or equity security, it will give written notice at least 30 days prior to the filing of such registration statement or notification to the holders of this Warrant and the Warrant Shares of its intention to do so. The Company agrees that, after receiving written notice from the Majority Holders of their desire to include their Warrant Shares in such proposed registration statement or notification, the Company shall afford the holders of this Warrant and the Warrant Shares the opportunity to have their Warrant Shares included therein. Notwithstanding the provisions of this paragraph 9(b), the Company shall have the right, at any time after it shall have given written notice pursuant to this paragraph (whether or not a written request for inclusion of the Warrant Shares shall be made) to elect not to file any such proposed registration statement or notification or to withdraw the same after the filing but prior to the effective date thereof. In no event shall the Company be obligated to include the Warrant Shares in any registration statement or notification under this paragraph 9(b) if, in the written opinion of the underwriter, the inclusion of the Warrant Shares in such registration statement or notification would be materially detrimental to the proposed offering of debt or equity securities pursuant to which the Company gave notice to the holders under this paragraph.

      (c) In connection with the filing of a registration statement, notification, or post-effective amendment under this section, the Company covenants and agrees:

      (i) to pay all expenses of such registration statement, notification, or post-effective amendment, including, without limitation, printing charges, legal fees and disbursements of Counsel for the Company, blue sky expenses, accounting fees and filing fees, but not including legal fees and disbursements of counsel to the holders and any sales commissions on Warrant Shares offered and sold;

      (ii) to take all necessary action which may reasonably be required in qualifying or registering the Warrant Shares included in a registration statement, notification or post-effective amendment for the offer and sale under the securities or blue sky laws of such states as requested by the holders; provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign
corporation   to  do  business  under  the  laws  of   any   such
jurisdiction; and

      (iii)   to  utilize  its  best efforts  to  keep  the  same
effective  for  a period of not less than 90 nor  more  than  120 days.

      (d) The holders of this Warrant and the Warrant Shares shall cooperate with the Company and shall furnish such information as the Company may request in connection with any such registration statement, notification or post-effective amendment hereunder, on which the Company shall be entitled to rely, and such holders of this Warrant and the Warrant Shares shall indemnify and hold harmless the Company (and all other persons who may be subject to liability under the Securities Act or otherwise) from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but without limitation, all attorneys' fees and amounts paid in settlement of any claim, action, or suit) which arise or result directly or indirectly from any untrue statement of a material fact furnished by such holder(s) in connection with such registration or qualification, or from the failure of such holder(s) to furnish material information in connection with the facts required to be included in such registration statement, notification or post-effective amendment necessary to make the statements therein not misleading, or from any sales or offers of the Warrant Shares so registered after 90 days from the effective date of such registration statement or notification.

      10. As used herein, the term "Common Stock" shall mean and include the Common Stock authorized on the date of the original issue of this Warrant, and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets on the voluntary or involuntary liquidation, dissolution, or winding up of the Company; provided that the Warrant Shares purchasable pursuant to this Warrant shall include only shares of the class designated in the Company's Articles of Incorporation as Common Stock on the date of the original issue of this Warrant or, in the case of any reorganization, reclassification, consolidation, merger, or sale of assets of the character referred to in paragraph 5(c) hereof, the stocks, securities, or assets provided for in such paragraph.

     11. This agreement shall be construed under and be governed by the laws of the state of Nevada.

      12. Any notices required or permitted hereunder shall be sufficiently given if delivered by hand or sent by registered or certified mail, postage prepaid, addressed as follows:

                If to Laska, to:

                Ehud D. Laska
                465 Bedford Road
                Chappaqua, New York  10514

                If to the Company, to:

                AFGL International, Inc.
                850 Third Avenue, 11th Floor
                New York, New York  10022
                Attention:  Barry S. Roseman

or such other address as shall be furnished in writing by an party to the other, and any such notice or communication shall be deemed to have been given as of the date delivered by hand or three days after being so deposited in the mails.

     Dated this 10th day of November, 1994.


                                       AFGL INTERNATIONAL, INC.

                                       By: /s/
                                            Gary   S.  Goldstein,
President

ATTEST:

By: /s/
   Barry S. Roseman, Secretary

                        Form of Purchase

          (to be signed only upon exercise of warrant)


TO:  AFGL INTERNATIONAL, INC.

      The undersigned, the owner of the attached warrant, hereby irrevocable elects to exercise the purchase rights represented by the warrant for, and to purchase thereunder, [number] shares of common stock of AFGL International, Inc., and herewith makes payment of [$] therefor, and requests that the certificate(s) for such shares be delivered to [name], at [address], and if such shall not be all of the shares purchasable hereunder, that a new warrant of like tenor for the balance of the shares purchasable under the attached warrant be delivered to the undersigned.

     DATED this




                                       Signature